Exhibit 99.1


     FOR IMMEDIATE RELEASE                        CONTACT: PAM JAMESON

                                                        (516) 847-3169



        GENERAL SEMICONDUCTOR ANNOUNCES FOURTH QUARTER 1999 RESULTS
             EARNINGS PER SHARE INCREASE 77% ON 14% SALES GAIN

MELVILLE, NY (Feb. 3, 2000)--General Semiconductor, Inc. (NYSE:SEM), a leading manufacturer of discrete semiconductors, today reported net sales for the quarter ended December 31, 1999 of $112.8 million, compared with $98.8 million for the fourth quarter of 1998, an increase of 14.2 percent.

Operating income in the quarter improved 54.2 percent to $18.4 million from $11.9 million, before restructuring charges, in the fourth quarter of 1998. Diluted earnings per share were $0.23 in the fourth quarter of 1999, up
77.0 percent from $0.13, before restructuring charges in the year-earlier period. In the fourth quarter of 1998, a pre-tax charge of $12.3 million, or $0.23 per share after tax, was taken to better position the Company for the future.

On a sequential basis, fourth quarter sales increased 6.6 percent from $105.8 million for the third quarter of 1999; operating income improved
24.7 percent from $14.8 million and earnings per share were up 35.3 percent from $0.17 per share.

For the year ended December 31, 1999, net sales were $417.1, million compared with $401.1 million in 1998, an increase of 4.0 percent. Earnings per share for the year were $0.66 compared with $0.50 in 1998 ($0.74 before restructuring).

During the fourth quarter, the Company sampled customers with its new low voltage trench MOSFET products. The products are initially being marketed to the personal computer, desktop computer and notebook computer markets. In January, the Company received its first design win and booked its first order with delivery scheduled between February and April, 2000.

"During 1999, we saw significant improvement in our business, ending the year with a very strong fourth quarter," said Ronald A. Ostertag, Chairman and Chief Executive Officer. "Our fourth quarter results reflect improved sales, pricing and capacity utilization. We are pleased with the improvement in both gross margin and operating margin, in the year-over-year period as well as sequentially. Our book to bill ratio was
1.25 in the quarter, which ended with a strong order backlog, lengthened lead times and various products on allocation.

We look forward to continuing strength in our business and a very good year, despite the seasonal slow-down that occurs in the first quarter of the year, primarily due to the Lunar New Year in Asian countries."

Sales in China and Japan were up over 55 percent in the quarter and over 25 percent for the year, albeit from a relatively small base. Southeast Asia reported sales gains of about 15 percent for both the quarter and the year. European sales were up nearly 10 percent from last year's fourth quarter reflecting solid improvement from the weaker conditions experienced early in 1999. North American sales were flat in the quarter and year.

End-market sales were particularly strong for the quarter and the year in automotive, computer/power supply, consumer and contract manufacturers.

General Semiconductor, Inc. is a market leader in the discrete segment of the semiconductor industry with manufacturing facilities in China, France, Germany, Ireland, Taiwan and the United States. The Company provides customers with a broad array of power rectifiers, transient voltage suppressors and small signal transistors and diodes. It has a diversified customer base, in terms of geography and end-use markets. Customers include leading global manufacturers of consumer electronics, lighting, telecommunications equipment, computers, automotive and automotive aftermarket products.

The information set forth above includes "forward-looking" information and, accordingly, the cautionary statements contained in Exhibit 99 to the Company's Form 10-K/A and Form 10-Q filings with the Securities and Exchange Commission are incorporated herein by reference. General
Semiconductor's actual results could differ materially from the "forward-looking" information in this press release.


         VISIT GENERAL SEMICONDUCTOR ON THE WEB AT www.gensemi.com


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                        GENERAL SEMICONDUCTOR, INC.
                       CONSOLIDATED INCOME STATEMENTS
                (In Thousands, Except Per Share Information)


                                         Historical        As Adjusted
                                         Year Ended        Year Ended
                                        December 31,       December 31,
                                   ----------------------  ----------
                                      1999       1998        1998(A)
                                   ----------  ----------  ----------

NET SALES                          $ 417,082   $ 401,144   $ 401,144
                                   ----------  ----------  ----------

OPERATING COSTS AND EXPENSES:
  Cost of sales                      302,476     283,582     283,582
  Selling, general
    and administrative                46,567      46,802      46,802
  Research and development             6,903       6,104       6,104
  Amortization of excess of
    cost over fair value of
    net assets acquired                5,142       5,145       5,145
  Restructuring                                   12,324
                                   ----------  ----------  ----------
     Total operating costs
       and expenses                  361,088     353,957     341,633
                                   ----------  ----------  ----------
OPERATING INCOME                      55,994      47,187      59,511
  Other income (expense) - net            (9)        (71)        (71)
  Interest expense - net             (23,466)    (20,026)    (20,026)
                                   ----------  ----------  ----------
INCOME BEFORE INCOME TAXES            32,519      27,090      39,414

Provision for income taxes            (8,130)     (8,556)    (12,220)
                                   ----------  ----------  ----------
NET INCOME                         $  24,389   $  18,534   $  27,194
                                   ==========  ==========  ==========

Weighted Average Shares
 Outstanding:
  Basic                               36,832      36,811      36,811
  Diluted                             37,563      36,899      36,899

Earnings per share:
  Basic                            $    0.66   $    0.50   $    0.74
  Diluted                          $    0.66   $    0.50   $    0.74


(A) Excludes restructuring charges.


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                        GENERAL SEMICONDUCTOR, INC.
                       CONSOLIDATED INCOME STATEMENTS
                (In Thousands, Except Per Share Information)


                                                         As Adjusted (A)
                                         Historical       Three Months
                                     Three Months Ended      Ended
                                        December 31,      December 31,
                                   ----------------------  ----------
                                      1999       1998         1998
                                   ----------  ----------  ----------

NET SALES                          $ 112,782   $  98,762   $  98,762
                                   ----------  ----------  ----------

OPERATING COSTS AND EXPENSES:
  Cost of sales                       78,058      71,862      71,862
  Selling, general
    and administrative                13,025      12,033      12,033
  Research and development             1,995       1,638       1,638
  Amortization of excess of
    cost over fair value of
    net assets acquired                1,286       1,287       1,287
  Restructuring                                   12,324
                                   ----------  ----------  ----------
     Total operating costs
       and expenses                   94,364      99,144      86,820
                                   ----------  ----------  ----------
OPERATING INCOME                      18,418        (382)     11,942
  Other income (expense) - net           (67)         13          13
  Interest expense - net              (6,590)     (4,813)     (4,813)
                                   ----------  ----------  ----------
INCOME BEFORE INCOME TAXES            11,761      (5,182)      7,142

Provision for income taxes            (2,940)      1,449      (2,215)
                                   ----------  ----------  ----------
NET INCOME                         $   8,821   $  (3,733)  $   4,927
                                   ==========  ==========  ==========

Weighted Average Shares
 Outstanding:
  Basic                               36,868      36,820      36,820
  Diluted                             39,449      36,902      36,902

Earnings per share:
  Basic                            $    0.24   $   (0.10)  $    0.13
  Diluted                          $    0.23   $   (0.10)  $    0.13


(A) Excludes restructuring charges.


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                        GENERAL SEMICONDUCTOR, INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In Thousands)


                                               December 31,    December 31,
                                                   1999            1998
                                              --------------  --------------

Cash                                          $       2,586   $       3,225
Accounts receivable, less
  allowance for doubtful
  accounts                                           63,246          59,643
Inventories                                          43,480          39,514
Other current assets                                 21,973          25,748
                                              --------------  --------------
Total current assets                                131,285         128,130
Total non-current assets                            442,514         435,317

TOTAL ASSETS                                  $     573,799   $     563,447
                                              --------------  --------------

Total current liabilities                     $      66,564   $      76,427
                                              --------------  --------------
Long-term debt                                      276,500         286,000
Other liabilities                                    99,353          95,673
                                              --------------  --------------
Total non-current liabilities                       375,853         381,673
                                              --------------  --------------
Total liabilities                                   442,417         458,100

Total stockholders' equity                          131,382         105,347

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $     573,799   $     563,447
                                              --------------  --------------